Exhibit 10.1

Award No.
KITE REALTY GROUP TRUST
2013 EQUITY INCENTIVE PLAN
LTIP UNIT AGREEMENT
COVER SHEET
Pursuant to the Kite Realty Group Trust 2013 Equity Incentive Plan (as it has been amended and/or restated from time to time, the “Plan”) and the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P. (as amended from time to time, the “Limited Partnership Agreement”), Kite Realty Group, L.P., a Delaware limited partnership (the “Limited Partnership”), and Kite Realty Group Trust, a Maryland real estate investment trust and the sole general partner of the Limited Partnership (the “Company”), together hereby grant and issue to the grantee (the “Grantee”) named below an award (the “Award”) of LTIP Units (as defined in the Limited Partnership Agreement) in the maximum number of LTIP Units set forth below in consideration of the Grantee’s agreement to provide services to or for the benefit of the Limited Partnership. The LTIP Units have the rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption and conversion set forth in the Limited Partnership Agreement. Upon the close of business on the Final Acceptance Date, if the terms and conditions of the Award set forth on this cover sheet and in the attached LTIP Unit Agreement (including all exhibits, schedules, and attachments thereto, collectively, the “Agreement”), in the Limited Partnership Agreement, and in the Plan are accepted, the Grantee shall receive the number of LTIP Units specified below, effective as of the Grant Date, subject to the vesting, forfeiture, and other conditions set forth in this Agreement, in the Limited Partnership Agreement, and in the Plan.

Name of Grantee:

Maximum Number of LTIP Units Covered by this Agreement:

Target Number of LTIP Units Covered by this Agreement:

Grant Date:

Final Acceptance Date:

Initial “Economic Capital Account Balance” (as defined in the Limited Partnership Agreement) per LTIP Unit:	$

“Class A Unit Economic Balance” (as defined in the Limited Partnership Agreement) on the Grant Date:	$

By your signature below, you agree to all of the terms and conditions described herein, in the attached Agreement, in the Limited Partnership Agreement, and in the Plan. You acknowledge that you have carefully reviewed the Limited Partnership Agreement and the Plan and agree that the Limited Partnership Agreement and the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

KITE REALTY GROUP, L.P., a Delaware limited partnership

By:	Kite Realty Group Trust, a Maryland real estate investment trust, its general partner

By:
Name:
Title:

KITE REALTY GROUP TRUST, a Maryland real estate investment trust

By:
Name:
Title:

GRANTEE:

(Sign Name)

(Print Name)

Address:

Attachment
This is not a share certificate or a negotiable instrument.

KITE REALTY GROUP TRUST
2013 EQUITY INCENTIVE PLAN
LTIP UNIT AGREEMENT

Acceptance of Agreement
Unless you are already a Partner (as defined in the Limited Partnership Agreement), you must sign, as a Partner, and deliver to the Limited Partnership, a Limited Partner Acceptance to the Limited Partnership Agreement (attached hereto as Exhibit A). Upon signature and delivery of the Limited Partner Acceptance on or prior to the Final Acceptance Date, to the extent required, you shall be admitted as a Partner of the Limited Partnership, as of the Grant Date, with beneficial ownership of the number of LTIP Units specified on the cover sheet of this Agreement. Thereupon, you shall have all the rights of a Partner of the Limited Partnership with respect to the number of LTIP Units specified on the cover sheet of this Agreement, as set forth in the Limited Partnership Agreement, subject, however, to the restrictions and conditions specified herein, in the Limited Partnership Agreement, and in the Plan. In order to confirm receipt of this Agreement, Grantee must sign and deliver to the Company a copy of this Agreement.

Vesting of LTIP Units
The number of Vested LTIP Units (as defined in Exhibit B), if any, that are earned and that vest pursuant to the terms of this Agreement will be determined in accordance with the terms and provisions of Exhibit B attached hereto, including based on the attainment, as determined by the Committee, of the performance components described in Exhibit B to this Agreement, which number of Vested LTIP Units may be equal to all or a portion, including none, of the Maximum Number of LTIP Units Covered by this Agreement set forth on the cover sheet.
To the extent you are a party to another agreement or arrangement with the Company or any Affiliate that provides either (i) accelerated vesting of the LTIP Units granted hereunder in the event of certain types of employment terminations or any other applicable vesting-related events or (ii) provides more favorable vesting provisions with respect to the LTIP Units granted hereunder than provided for in this Agreement, such accelerated vesting provisions are hereby expressly superseded and replaced with respect to this Award.
Fractional numbers of Vested LTIP Units shall be rounded down to the next nearest whole number, and you cannot vest in more than the Maximum Number of LTIP Units Covered by this Agreement set forth on the cover sheet.

Leaves of Absence
For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by your employer in writing if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

Your employer may determine, in its discretion, which leaves count for this purpose and when your Service terminates for all purposes under the Agreement and the Plan, in accordance with the provisions of the Plan. Notwithstanding the foregoing, the Company may determine, in its discretion, which leaves count for this purpose even if your employer does not agree.

Forfeiture of LTIP Units
The LTIP Units shall be subject to forfeiture in accordance with the terms and provisions of Exhibit B attached hereto. Upon such forfeiture, your rights to such LTIP Units shall be null and void, and neither you nor any of your successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such LTIP Units.

Distributions
You shall be entitled to distributions on the LTIP Units in accordance with the terms and provisions of the Limited Partnership Agreement.
For purposes of the Limited Partnership Agreement, (i) the Distribution Participation Date (as defined in the Limited Partnership Agreement) for Vested LTIP Units shall be the first trading day following the Certification Date (as defined in Exhibit B); and (ii) for purposes of Special LTIP Unit Distributions (as defined in the Limited Partnership Agreement) payable with respect to Vested LTIP Units, the Distribution Measurement Date (as defined in the Limited Partnership Agreement) for Vested LTIP Units shall be the Grant Date.  For the avoidance of doubt, LTIP Units that do not become Vested LTIP Units shall not have a Distribution Participation Date and shall not be eligible to receive a Special LTIP Unit Distribution.

Conversion and Redemption
The LTIP Units shall be subject to conversion and redemption in accordance with the terms and provisions of the Limited Partnership Agreement. Furthermore, in accordance with the Limited Partnership Agreement, in the event the Grantee’s Service is terminated, the Company reserves the right at any time thereafter to convert Vested LTIP Units into Class A Units of the Limited Partnership (as defined in the Limited Partnership Agreement) as set forth in the Limited Partnership Agreement, subject to the limitations set forth therein, and in addition, to redeem any such Class A Units for Shares or cash, at the election of the Company. Upon any such conversion and redemption, this Agreement shall be fully satisfied, and the Company shall have no further obligation under the Agreement.

Restrictions on Transfer
You shall not, without the consent of the Company (which the Company may give or withhold in its sole discretion), sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any LTIP Units (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of LTIP Units to the Limited Partnership or the Company or to any Transfer by will or pursuant to the laws of descent and distribution.

In addition, during the two (2)-year period which begins as of the Measurement Date, determined in Exhibit B attached hereto, the Vested LTIP Units (and any Partnership Units, Shares, or other securities into which such Vested LTIP Units may be converted) may not be Transferred, nor may the Vested LTIP Units (and any Partnership Units, Shares, or other securities into which such Vested LTIP Units may be converted) be made subject to execution, attachment, or similar process; provided, however, that this Transfer Restriction (i) shall not prohibit you from exchanging or otherwise disposing of the Vested LTIP Units (and any Partnership Units, Shares, or other securities into which such Vested LTIP Units may be converted) in connection with a Corporate Transaction or other transaction in which LTIP Units or other securities held by other Limited Partners or Company shareholders, as applicable, are required to be exchanged or otherwise disposed; and (ii) shall cease to apply to your Vested LTIP Units (and any Partnership Units, Shares, or other securities into which such Vested LTIP Units may be converted) upon your termination of Service due to death or Disability.

Investment Representation
You hereby make the covenants, representations, and warranties set forth on Exhibit C attached hereto as of the date of acceptance of this Agreement and as of the Certification Date, determined in Exhibit B attached hereto. All of such covenants, warranties, and representations shall survive the execution and delivery of this Agreement by you. You shall immediately notify the Limited Partnership upon discovering that any of the representations or warranties set forth on Exhibit C were false when made or have, as a result of changes in circumstances, become false.

Registration
You hereby acknowledge that the LTIP Units have not been registered under the Securities Act and that the LTIP Units cannot be transferred by you other than in accordance with the terms and conditions set forth in this Agreement, the Limited Partnership Agreement, and the Plan, and in any event, unless such transfer is registered under the Securities Act or an exemption from such registration is available. Neither the Company nor the Limited Partnership has made any agreements, covenants, or undertakings whatsoever to register the transfer of the LTIP Units under the Securities Act. Neither the Company nor the Limited Partnership has made any representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act (“Rule 144”), will be available. If an exemption under Rule 144 is available at all, it will not be available until all applicable terms and conditions of Rule 144 have been satisfied.

Code Section 83(b) Election
You hereby agree to make an election to include in gross income in the year of grant the LTIP Units pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit D and to supply the necessary information in accordance with the regulations promulgated thereunder.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S OR THE LIMITED PARTNERSHIP’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY, THE LIMITED PARTNERSHIP, OR THEIR RESPECTIVE REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER TO FILE ANY CODE SECTION 83(b) ELECTION AND REGARDING THE ACCURACY AND TIMELINESS OF SUCH FILING.

Amendment
You acknowledge that the Plan may be amended, suspended, or terminated and that this Agreement may be amended, suspended, or terminated by the Company, on behalf of the Limited Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall impair your rights under this Agreement without your written consent.

Withholding Taxes
You agree as a condition of this Award that you will make acceptable arrangements to pay any withholding or other taxes that may be due in connection with or otherwise relating to the Award of the LTIP Units. In the event that the Company or an Affiliate, as applicable, determines that any federal, state, local, or foreign tax or withholding payment is required relating to the LTIP Units, the Company or an Affiliate, as applicable, shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or an Affiliate, as applicable.

Retention Rights
This Agreement and the Award evidenced hereby do not give you the right to be retained by the Company or an Affiliate in any capacity. Unless otherwise specified in an employment or other written agreement between the Company or an Affiliate, as applicable, and you, the Company or an Affiliate, as applicable, reserves the right to terminate your Service at any time and for any reason.

Legend
The records of the Limited Partnership evidencing the LTIP Units shall bear an appropriate legend, as determined by the Limited Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth in this Agreement, in the Limited Partnership Agreement, and in the Plan.

Clawback
This Award is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to any Company “clawback” or recoupment policy that requires the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy.
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and you knowingly engaged in the misconduct, were grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct, or were grossly negligent in failing to prevent the misconduct, you shall reimburse the Company the amount of any payment in settlement of this Award earned or accrued during the twelve (12)-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

Applicable Law and Venue
This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. You agree that the exclusive venue for any disputes arising out of or related to this Agreement shall be the state or federal courts located in Indianapolis, Indiana.

Remedies
You shall be liable to the Company and the Limited Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the LTIP Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, you agree that the Company and the Limited Partnership shall be entitled to obtain specific performance of your obligations under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. You will not urge as a defense that there is an adequate remedy at law.

The Plan
The text of the Plan is incorporated into this Agreement by reference.
Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.
This Agreement, the Limited Partnership Agreement, and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments, or negotiations concerning this Award are superseded; except that any written employment, consulting, confidentiality, non-competition, non-solicitation, and/or severance agreement between you and the Company or an Affiliate, as applicable, shall supersede this Agreement with respect to its subject matter.

Data Privacy
In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you, such as your contact information, payroll information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.
By accepting this Award, you give explicit consent to the Company to process any such personal data.

Consent to Electronic Delivery
The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting the LTIP Units, you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Company at (317) 577-5600 to request paper copies of these documents.

Code Section 409A
It is intended that this Award comply with Code Section 409A or an exemption to Code Section 409A. To the extent that the Company determines that you would be subject to the additional twenty percent (20%) tax imposed on certain non-qualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee. For purposes of this Award, a termination of employment only occurs upon an event that would be a “separation from service” within the meaning of Code Section 409A.

Profits Interest
The Company, the Limited Partnership, and you acknowledge and agree that the LTIP Units are hereby issued to you for the performance of services to or for the benefit of the Limited Partnership in your capacity as a Partner (as defined in the Limited Partnership Agreement) or in anticipation of becoming a Partner.

The Company, the Limited Partnership, and you intend that (a) the LTIP Units be treated as “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto, including, without limitation, Internal Revenue Service Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Internal Revenue Service Revenue Procedure 2001-43, 2001-2 C.B. 191; (b) the issuance of such interests not be a taxable event to the Limited Partnership or you as provided in such Revenue Procedures; and (c) the Limited Partnership Agreement, the Plan, and this Agreement be interpreted consistently with such intent.

You are urged to consult with your own tax advisor regarding the tax consequences of the receipt of LTIP Units, the vesting of LTIP Units, the conversion of LTIP Units into Class A Units, the holding of LTIP Units and Class A Units, the redemption or other disposition of Class A Units, and the acquisition, holding, and disposition of Shares.

You shall make no contribution of capital to the Limited Partnership in connection with the Award and, as a result, your Capital Account (as defined in the Limited Partnership Agreement) balance in the Limited Partnership immediately after your receipt of the LTIP Units shall be equal to zero, unless you were a Partner in the Limited Partnership prior to this Award, in which case your Capital Account balance shall not be increased as a result of your receipt of the LTIP Units.

By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.